EXHIBIT 10.6
CALIFORNIA LAW ADDENDUM – Award Agreement
This California Law Addendum ("Addendum") forms part of and modifies the Award Agreement between Assurant, Inc. (the "Company") and the Participant.
Section 1. Applicability
The Company may provide this Addendum in connection with an Award granted to a Participant whom the Company has identified as residing in California or primarily performing services for the Assurant Group in California at the time the Award is granted. If provided by the Company in connection with the applicable Award Agreement, this Addendum forms part of, and modifies, that Award Agreement.
Except as expressly modified by this Addendum, the Award Agreement remains unchanged and in full force and effect.
Section 2. Competitor Conduct
Notwithstanding Paragraph 9(b) of the Award Agreement, the provisions relating to Competitor Conduct, including any forfeiture, repayment, notice, or other obligation arising solely from Participant's acceptance of employment with, or provision of services to, a Competitor following Termination of Service, shall not apply to the extent prohibited by applicable California law.
Section 3. Employee and Customer Restrictions
Paragraphs 9(a)(D), (E) and (F) of the Award Agreement shall apply only to the extent permitted by applicable California law.
Section 4. Continuing Obligations
For the avoidance of doubt, nothing in this Addendum modifies or limits the Participant's obligations with respect to:
a.protection of confidential information;
b.protection of trade secrets;
c.compliance with the Company's Code of Ethics and other applicable Company policies;
d.fraud, gross negligence, willful misconduct or financial misconduct;
e.compliance with any lawful invention assignment obligations;
f.the Company's Compensation Clawback Policy;
g.any recovery required by applicable law, SEC rules, or applicable stock exchange listing standards; or
h.any other provision of Paragraph 9 that is enforceable under applicable California law.
Section 5. Trade Secret Rights
Nothing in this Addendum shall be construed to limit the Company's rights or the Participant's obligations under the California Uniform Trade Secrets Act, the federal Defend Trade Secrets Act of 2016, or any other applicable law protecting confidential, proprietary or trade secret information.
Section 6. Conflict
To the extent of any conflict between this Addendum and the Award Agreement, this Addendum shall control.